Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of SQL Technologies Corp. of our report dated December 22, 2021, relating to our audit of the financial statements, as of December 31, 2020 and 2019, and for the periods then ended, included in SQL Technologies Corp.’s Amendment No. 2 to the Registration Statement on Form S-1 (No. 333-261829).

/s/ M&K CPAS, PLLC

www.mkacpas.com

Houston, Texas

February 9, 2022